UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 13, 2007

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The three primary components of the executive compensation program of Internap Network Services Corporation (the “Company”) are:

•	Base salary;

•	Annual cash incentives; and

•	Long-term equity incentives, which may consist of stock options and/or restricted stock.

Taken together, these three elements ensure that the compensation of executives is both market-based and directly aligned with the interests of and impact on the Company’s stockholders. We target total compensation at the median for our peer group. We believe that the compensation of our executive officers should be predominately performance-based because these individuals have the greatest ability to influence our performance. To that end, long-term award opportunities are substantially greater than annual cash award opportunities to reflect the strategic roles of our executive officers in leading us toward long-term growth, increasing profitability and stockholder value creation.

The Compensation Committee (the “Committee”) establishes base salaries that are sufficient to attract and retain individuals with the qualities it believes are necessary for our long-term financial success and that are competitive in the marketplace. An executive officer’s base salary generally reflects the officer’s responsibilities, tenure, job performance, special circumstances, and direct competition for the officer’s services.

The Committee reviews the salaries of our executive officers annually and conducted its annual assessment of base salary levels for our executive officers on December 13, 2007.

    The Committee and the Board of Directors reviewed a report on executive compensation by an outside compensation consultant engaged by the Committee, which included a review of the competitiveness of the executive’s salary with the salaries of executives in comparable positions at companies of comparable size and/or with operational characteristics. The Committee and the Board of Directors also considered each individual’s personal performance in light of individual levels of responsibility, our overall performance and profitability during the preceding year, and economic trends.  Based on these factors and without assigning a specific value to each factor, on December 13, 2007:

(1) the Committee approved an increase in the base salary of the following individuals effective as of January 1, 2008:

•	Tamara Augustyn, Vice President and Chief Accountant, from $175,000 to $185,000;

•	Richard Dobb, Vice President and General Counsel, from $240,000 to $248,000;

•	Philip Kaplan, Chief Strategy Officer, from $235,000 to $244,000;

•	Vince Molinaro, Chief Operating Officer, from $350,000 to $360,000; and

(2) the Board of Directors approved a recommendation by the Committee for an increase in the base salary of James P. DeBlasio, the Company’s President and Chief Executive Officer, from $425,000 to $460,000, effective as of January 1, 2008.

The Committee and the Board of Directors will make compensation decisions related to the other elements of our executive compensation program in 2008 after the Company’s financial results for 2007 are available.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: December 18, 2007

	By:	/s/ Richard P. Dobb
Richard P. Dobb
Vice President and General Counsel